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                                                                       EXHIBIT 1

                              ERC INDUSTRIES, INC.

                         STOCK APPRECIATION RIGHTS PLAN

       SECTION 1. PURPOSE. The purpose of the ERC Industries, Inc. Stock Appreciation Rights Plan (the "PLAN") is to provide a means whereby ERC Industries, Inc., a Delaware corporation (the "COMPANY"), may grant stock appreciation rights ("SARS") with respect to the Company's $0.01 par value per share common stock ("SHARES") to key employees of the Company and its subsidiaries who contribute significantly to the success of the Company and its subsidiaries ("KEY EMPLOYEES"), in order that the Key Employees will be encouraged to exert their best efforts on behalf of the Company and its subsidiaries and remain in their employ. Key Employees will be selected from among employees of the Company and of a parent or subsidiary corporation of the Company (as defined in Section 424(f) of the Internal Revenue Code of 1986, as amended (the "CODE")).

     SECTION 2. NUMBER OF SARS AVAILABLE UNDER PLAN. SARs may be awarded from time to time to Key Employees equivalent to an aggregate maximum of 1,386,366 Shares, subject to adjustment in the number of Shares as provided in Section 4(e), awarded to all Key Employees.

     SECTION 3. ADMINISTRATION. The Plan shall be administered by the Board of Directors of the Company (the "BOARD"). Notwithstanding any other provision hereof, no member of the Board shall participate in any manner in the Board's determination to grant to such member SARs hereunder, nor in the determination of the terms and conditions thereof.

     The Board shall make such rules and regulations for its operation as it deems appropriate. A majority of the Board shall constitute a quorum and the act of a majority of the members of the Board present at a meeting at which a quorum is present shall be the act of the Board. The Board shall (i) determine and designate from time to time the Key Employees to whom SARs will be granted (collectively referred to herein as the "HOLDERS" and individually as a "HOLDER") and the number of SARs to be granted to such Key Employees, (ii) interpret the Plan, (iii) prescribe, amend, and rescind any rules and regulations necessary or appropriate for the administration of the Plan, and
(iv) make such other determinations and take such other action as it deems necessary or advisable. Without limiting the generality of the foregoing sentence, the Board may, in its sole discretion (but in a uniform and consistent manner), treat all or any portion of any period during which a Holder is on military leave or on an approved leave of absence from the Company as a period of employment of such Holder by the Company for the purpose of determining his or her SARs Period under Section 4(a). Any interpretation, determination, or other action made or taken by the Board shall be final, binding, and conclusive on all interested parties.

     SECTION 4. TERMS AND CONDITIONS. SARs granted under the Plan shall be evidenced by a "STOCK APPRECIATION RIGHTS AGREEMENT" in the form attached hereto as EXHIBIT A, with such changes therein as the Board may approve from time to time, which

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shall be subject to the following express terms and conditions, and subject to such other terms and conditions which, in the reasonable judgment of the Board, are not inconsistent with the following, and which the Board, in its sole discretion, deems otherwise appropriate.

          (a) SARS PERIOD. Each Stock Appreciation Rights Agreement shall specify the period during which the SARs granted pursuant to such agreement may be exercised and converted into cash. Any SARs which are unexercised shall automatically and without notice terminate and become null and void at the time of the earliest to occur of the following:

            (i) the date on which the Holder shall resign, be discharged, or otherwise terminate his or her employment with the Employer except by reason of retirement, death or disability;

            (ii) the expiration of 12 months after the Holder's employment with the Employer is terminated by reason of the Holder's retirement, death or disability (for all purposes hereunder "retirement" shall be the normal retirement age pursuant to the Company's 401(k) Plan if the Company has such a Plan, or if the Company does not have such a Plan, then age 65, and "disability" shall have the meaning provided in
          Section 105(d)(4) of the Code and the determination of which shall be made by the Board in its sole discretion, but in a uniform and consistent manner); or

            (iii) at such earlier time or upon the occurrence of such earlier event as the Board, in its sole discretion, may provide in the Stock Appreciation Rights Agreement in question.

          (b) SARS EXERCISE PRICE. The SARs exercise price for each Share subject to an SARs that is granted to the Holder shall be determined by the Board.

          (c) EXERCISE OF SARS. Subject to the provisions of paragraph (a) of this Section 4, SARs granted under the Plan may be exercised and converted into cash at such times and in such amounts as set forth in the applicable Stock Appreciation Rights Agreement (but in no event earlier than 3 years after the grant of an SARs or later than 7 years after the grant of an
     SARs), and in accordance with the terms and conditions and subject to such restrictions as are set forth in the applicable Stock Appreciation Rights Agreement. If the Holder of an SARs elects to exercise his or her SARs, the Holder must irrevocably elect in writing to exercise the SARs between February 1 and March 31 of the year in which the Holder desires to exercise the SARs (the "WINDOW PERIOD"). Such irrevocable election must be delivered to and received by the Board during such Window Period. Unless the Board otherwise provides, the maximum amount of SARs which may be exercised with respect to any grant (a "GRANT" being the total SARs granted pursuant to a Stock Appreciation Rights Agreement and not including SARs granted pursuant to other agreements with such Key Employee) during any year following such grant is as follows:

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
=================================================================
End of Year Following The    Maximum Percentage Vested and
 Year of Grant                Exercisable
- - -----------------------------------------------------------------
3                            20%
- - -----------------------------------------------------------------
4                            40%
- - -----------------------------------------------------------------
5                            60%
- - -----------------------------------------------------------------
6                            80%
- - -----------------------------------------------------------------
7                            Balance of the Grant (including SARs
                             which were not exercised in a prior
                             year in which they were exercisable)
=================================================================

          (d) NONTRANSFERABILITY. No SARs granted under this Plan shall be transferable other than by will or by the laws of descent and distribution. During the lifetime of the Key Employee, SARs shall be exercised only by the Key Employee.

          (e) CAPITAL ADJUSTMENTS. If at any time while (i) the Plan is in effect or (ii) SARs which are unexercised are outstanding there shall be any increase or decrease in the number of issued and outstanding Shares through the declaration of a stock dividend or through any recapitalization resulting in a stock split-up, combination, or exchange of Shares, then and in such event:

            (1) An appropriate adjustment shall be made in the maximum number of
                SARs then subject to being awarded under the Plan, to the end that the same proportion of the Company's issued and outstanding Shares shall continue to be subject to being so awarded; and

            (2) Appropriate adjustments shall be made in the number of SARs and the SARs Price thereof then subject to each of such SARs previously granted and unexercised, to the end that the same proportion of SARs in each such instance shall remain subject to exercise at the same aggregate exercise price.

          Except as otherwise expressly provided herein, the issuance by the Company of Shares of its capital stock of any class, or securities convertible into shares of capital stock of any class, either in connection with a direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of Shares or obligations of the Company convertible into such Shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of or SARs price of SARs then outstanding or granted under the Plan.

          (f) RECAPITALIZATION, MERGER AND CONSOLIDATION. The existence of this Plan and SARs granted hereunder shall not affect in any way the right or power of the

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     Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business, or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference stocks ranking prior to or otherwise affecting the Shares or the rights thereof (or any rights, options or warrants to purchase same), or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

          (g) NO RIGHTS AS A STOCKHOLDER. A Holder shall not have any rights as a stockholder with respect to the SARs.

          (h) NO RIGHT TO CONTINUED EMPLOYMENT. Neither the Plan nor any SARs granted under the Plan shall confer upon any Holder any right with respect to continuance of employment by the Employer.

     SECTION 5.  EXERCISE OF SARS; PAYMENT OF APPRECIATED VALUE.

          (a) EXERCISE. SARs may be exercised only upon receipt by the Company of a written notice of such exercise during a Window Period that shall state the percentage of the then exercisable portion of the Holder's SARs to be exercised. For the purposes of the Plan, such date of exercise shall be deemed to be the date when such notice is sent by registered or certified mail, or when receipt is acknowledged by the Company if mailed by other than registered or certified mail or if delivered by hand or by any telegraphic communications equipment of the sender or otherwise delivered (the "EXERCISE DATE"). If a notice of exercise is received by the Company during a period other than a Window Period, the Exercise Date will be the first day of the next succeeding Window Period.

          (b) AMOUNT PAYABLE. Upon exercise by a Holder in accordance with the terms of this Plan and his or her Stock Appreciation Rights Agreement, the Holder shall be entitled to receive an amount of cash equal to the excess of (A) the aggregate Current Value (hereinafter defined) of the Shares covered by the portion of the SARs so exercised over (B) the aggregate SARs Price for such Shares so exercised. The Company shall pay to a Holder, within 30 days after the Exercise Date, the cash amount payable to the Holder. The cash shall be paid by the Company to a Holder subject to such conditions as are deemed advisable by the Board to permit compliance by the Company with the federal and state withholding provisions applicable to employers, including withholding under the Code.

          (c) CURRENT VALUE. The Current Value of a Share shall be determined as of the end of the Company's fiscal year preceding the Exercise Date (the
     "VALUATION DATE").   Current Value of a Share shall mean the average net
     consolidated pre-tax earnings of the Company for the two (2) years ending prior to the Window Period in which the Holder gives notice of his or her election to exercise SARs pursuant to the

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     Plan and the applicable Stock Appreciation Rights Agreement, multiplied by a factor of five (5) and this result shall be the Current Value of the entire Company as of the Valuation Date and such Current Value shall be divided by the sum of (x) the number of issued and outstanding Shares on the Valuation Date, plus (y) the number of SARs which are issued and outstanding on the Valuation Date. For purposes of determining the Company's net consolidated pre-tax earnings, the earnings will be determined after (1) subtracting all exceptional costs including (i) bonus payments, (ii) contributions to qualified employee benefit plans, such as the Company's 401(k) plans, pension plans or other retirement plans or trusts, and (iii) management fees, and (2) setting aside any portion of the earnings which are restricted or which are subject to a preference in favor of any preferred stock or other senior securities issued by the Company.

     SECTION 6. COMPLIANCE WITH OTHER LAWS AND REGULATIONS. The Board may obtain such agreements or undertakings, if any, as the Board may deem necessary or advisable to assure compliance with any law or regulation of any governmental authority or any national securities exchange or other forum in which Shares are traded. The Plan, any grant of SARs, and the exercise of SARs hereunder shall be subject to all applicable federal and state laws, rules and regulations and to such approvals by any government or regulatory agency as may be required.

     SECTION 7. AMENDMENT AND DISCONTINUANCE. The Board may from time to time amend, suspend or discontinue the Plan, or amend any Stock Appreciation Rights Agreement issued hereunder. Provided further, that (except to the extent provided in Section 4(e)) without the written consent of a Holder, no amendment or suspension of the Plan or any Stock Appreciation Rights Agreement issued hereunder shall substantially impair any Stock Appreciation Rights Agreement previously granted to any Holder.

     SECTION 8. TAX REQUIREMENTS. The employee receiving cash upon exercise of any SARs shall have withheld any taxes which the Company is required to withhold with respect to such exercise. The payment of taxes with respect to the exercise of any SARs will be the obligation of the employee or other person exercising the SARs.

     SECTION 9. INDEMNIFICATION OF BOARD. No member of the Board, and no officer or employee of the Company acting on behalf of the Board, shall be personally liable for any action, determination, or interpretation taken or made in good faith with respect to the Plan, and all members of the Board and each and any officer or employee of the Company acting on their behalf shall, to the maximum extent permitted by applicable law, be fully indemnified and protected by the Company in respect of any such action, determination or interpretation.

     SECTION 10. EFFECTIVE DATE AND TERMINATION DATE. The effective date of the Plan shall be the date on which it is approved and adopted by the Board; and the Plan shall end ("TERMINATION DATE") on the tenth anniversary of the effective date.

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     SECTION 11.    NAME.  The Plan shall be known as the "ERC INDUSTRIES, INC.
STOCK APPRECIATION RIGHTS PLAN."

     IN WITNESS WHEREOF, the Company has caused this instrument to be executed as of the 8th day of November, 1994, by its President pursuant to prior action taken by its Board of Directors.

                                            ERC INDUSTRIES, INC.



                                           By: /s/ Richard H. Rau
                                              ------------------------------
                                              Richard H. Rau, President

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